Exhibit 10.1

AGREEMENT FOR TERMINATION OF LEASE

AND VOLUNTARY SURRENDER OF PREMISES

This Agreement for Termination of Lease and Voluntary Surrender of Premises (this “Agreement”) is made and entered into as of December 11, 2020 (“Effective Date”), by and between ARE-MA REGION NO. 20, LLC, a Delaware limited liability company (“Landlord”), and FREQUENCY THERAPEUTICS, INC., a Delaware corporation (“Tenant”), with reference to the following:

RECITALS

A. Landlord and Tenant are parties to that certain Lease Agreement dated as of August 24, 2016, as amended by that certain Amended and Restated First Amendment to Lease dated as of January 28, 2020 (as amended, the “Lease”). Pursuant to the Lease, Tenant leases from Landlord certain premises consisting of approximately 17,355 rentable square feet (the “Premises”) in that certain building located at 19 Presidential Way, Woburn, Massachusetts, as more particularly described in the Lease.

B. The term of the Lease is scheduled to expire on February 20, 2025.

C. Tenant and Landlord desire, subject to the terms and conditions set forth below, to accelerate the expiration date of the term of the Lease.

D. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises made herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, Landlord and Tenant agree as follows:

1. Termination Date. Landlord and Tenant agree, subject to the terms and conditions set forth herein, to accelerate the expiration date of the Term of the Lease from February 20, 2025, to March 30, 2021 (the “Termination Date”); provided, however, that Tenant shall have the right, upon delivery of written notice to Landlord (“Extension Notice”) by no later than January 29, 2021, to extend the Termination Date until June 30, 2021. Tenant shall be required to set forth the new Termination Date (but in no event later than June 30, 2021) in the Extension Notice, in which case all references in this Agreement to Termination Date shall be the date set forth in such Extension Notice.

In consideration of Landlord entering into this Agreement, Tenant shall be required to pay to Landlord a lease modification fee as follows: (i) $100,000 concurrent with Tenant’s delivery of an executed copy of this Agreement to Landlord, and (i) another $100,000 on or before the Termination Date. Tenant acknowledges that the full amount of the lease modification fee shall be deemed earned by Landlord upon Landlord’s execution of this Agreement and the same shall not be applied against any of Tenant’s other obligations under this Agreement or the Lease.

If Tenant fails to surrender the Premises as provided for herein by the Termination Date, Tenant shall be deemed to be holding over without Landlord’s consent and the provisions of Section 8 of the Lease shall apply except that the reference to “150%” is hereby amended to read “200%”.

2. Base Rent and Operating Expenses. Tenant shall be responsible for the payment of all Base Rent, Operating Expenses and any other obligations due under the Lease through the Termination Date. Tenant shall not be required to pay Base Rent or Operating Expenses for any period following the Termination Date so long as Tenant surrenders the Premises in strict compliance with this Agreement and the Lease, and Tenant is not in breach hereof or under the Lease.

1

3. Termination and Surrender. Tenant shall voluntarily surrender the Premises on the Termination Date as provided in this Agreement. Tenant agrees to cooperate reasonably with Landlord in all matters, as applicable, relating to surrendering the Premises in accordance with the surrender requirements and in the condition required pursuant to the Lease; provided, however, that if the Premises are surrendered on the Termination Date in the same condition as of the Effective Date except for reasonable wear and tear and Tenant’s removal of its personal property without causing any damage, Landlord shall not require Tenant to make any repairs or alterations to the Premises. After the Termination Date, Tenant shall have no further rights of any kind with respect to the Premises. Notwithstanding the foregoing, as provided in Section 4 hereof, those provisions of the Lease which, by their terms, survive the termination of the Lease shall survive the surrender of the Premises and termination of the Lease provided for herein.

4. No Further Obligations. Landlord and Tenant each agree that the other is excused as of the Termination Date from any further obligations under the Lease with respect to the Premises, excepting only such obligations under the Lease which are, by their terms, intended to survive termination of the Lease. In addition, nothing herein shall be deemed to limit or terminate any common law or statutory rights either party may have with respect to the other, including in connection with any hazardous materials or for violations of any governmental requirements or requirements of applicable law. Nothing herein shall excuse Tenant or Landlord from their respective obligations under the Lease, as modified by this Agreement, prior to the Termination Date.

5. Removal of Personal Property. Any personal property of Tenant remaining in the Premises after the Termination Date is hereby agreed to be abandoned by Tenant and may be disposed of by Landlord, in Landlord’s sole discretion, without obligation or liability of any kind to Tenant. Notwithstanding anything to the contrary contained in the Lease or this Agreement, Tenant shall be required to surrender the Premises with all fixtures, furniture and equipment currently in place and with title to the same transferring to Landlord as of the Termination Date, except for any lab benches, lab equipment and AV equipment which were not paid for by Landlord and which are approved in writing by Landlord for removal from the Premises. For the avoidance of any doubt, any items not on a list approved in writing by Landlord may not be removed by Tenant.

6. Acknowledgment. Each party acknowledges that it has read the provisions of this Agreement, understands them, and is bound by them. Time is of the essence in this Agreement.

7. No Assignment. Tenant represents and warrants that Tenant has not assigned, mortgaged, subleased, pledged, encumbered or otherwise transferred any interest in the Lease and that Tenant holds the interest in the Premises as set forth in the Lease as of the date of this Agreement.

8. No Modification. This Agreement may not be modified or terminated except in writing signed by all parties.

9. Successors and Assigns. The covenants and agreements herein contained shall inure to the benefit and be binding upon the parties and their respective successors and assigns.

10. Attorneys’ Fees. In the event of a dispute between the parties, the prevailing party shall be entitled to have its reasonable attorneys’ fees and costs paid by the other party. Each party shall be responsible for its own costs and legal fees in connection with the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby

11. Conflict of Laws. This Agreement shall be governed by the laws of the state in which the Premises are located.

2

12. OFAC. Tenant and, to Tenant’s knowledge, all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List or the Sectoral Sanctions Identifications List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

13. Counterparts. This Agreement may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Agreement and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

[Signatures are on the next page]

3

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

TENANT:

FREQUENCY THERAPEUTICS, INC.,
a Delaware corporation

By:	/s/ David L. Lucchino
Its:	President and Chief Executive Officer

LANDLORD:

ARE-MA REGION NO. 20, LLC, a Delaware limited liability company

By:	Alexandria Real Estate Equities, L.P.,
a Delaware limited partnership, managing member

	By:	ARE-QRS Corp.,
a Maryland corporation, general partner

		By:	/s/ Kristen Childs
		Its:	Vice President RE Legal Affairs

4